UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 16, 2010

VIASYSTEMS GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-15755 (Commission File Number)	75-2668620 (IRS Employer Identification No.)

101 South Hanley Road, Suite 400 St. Louis, Missouri (Address of Principal Executive Offices)	63105 (Zip Code)
(314) 727-2087
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On February 16, 2010, Viasystems Technologies Corp., L.L.C., a Delaware limited liability company (“Technologies”), Merix Corporation, an Oregon corporation (“Merix” and, together with Technologies, the “Borrowers”), Viasystems, Inc., a Delaware corporation (“Viasystems”), Viasystems International, Inc., a Delaware corporation (“International”), Merix Asia, Inc., an Oregon corporation (“Asia” and together with Viasystems and International, the “Guarantors”), entered into a Loan and Security Agreement dated as of February 16, 2010 (as amended, restated, modified or otherwise supplemented, the “Loan and Security Agreement”) by and among the Borrowers, the Guarantors, the parties thereto from time to time as lenders, Wachovia Capital Finance Corporation (New England), a Massachusetts corporation, as administrative agent for the lenders, and Wells Fargo Capital Finance, LLC, as sole lead arranger, manager and bookrunner. The Borrowers and the Guarantors are wholly owned subsidiaries of Viasystems Group, Inc. (the “Company”). A copy of the Loan and Security Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.
Availability and Term. The Loan and Security Agreement provides for a revolving credit facility of up to $75,000,000, subject to borrowing base availability (the “Credit Facility”). A portion of the Credit Facility is available for letters of credit. The borrowing base is equal to (subject to certain reserves and other adjustments) the sum of (a) 85% of the value of eligible receivables plus (b) 65% of the appraised fair market value of eligible real property plus (c) 85% of the appraised net orderly liquidation value of eligible equipment. The Credit Facility matures on February 15, 2014. No loans were drawn under the Credit Facility on the February 16, 2010 closing date.
Interest Rate and Fees. Borrowings under the Credit Facility bear interest at a rate per annum equal to, at the Borrowers’ option either (i) a base rate determined by reference to the higher of (x) the rate of interest publicly announced by Wachovia Bank, National Association as its prime rate and (y) the federal funds effective rate, plus one half percent (0.50%) per annum plus an applicable margin or (ii) a Eurodollar rate plus an applicable margin.
Guaranties and Security. The obligations under the Loan and Security Agreement are guaranteed by the Borrowers and the Guarantors and, subject to certain exceptions, are secured by a first priority lien on substantially all of the assets and property of the Borrowers and the Guarantors, including a pledge of all equity interests in the Borrowers and the Guarantors.
Representations and Warranties; Affirmative Covenants. The Loan and Security Agreement contains certain representations and warranties and affirmative covenants that are customary for debt facilities of this type.
Restrictive Covenants and Events of Default. The Loan and Security Agreement contains negative covenants that are customary for debt facilities of this type, although subject to significant exceptions and thresholds, and which limit the Borrowers’ and the Guarantors’ ability to, among other things:

•	create liens;

•	incur, assume or permit to exist additional indebtedness or guarantees;

•	change the nature of the Borrowers’ or the Guarantors’ business;

•	engage in mergers, acquisitions and asset sales;

•	make investments or loans;

•	pay dividends or distributions, or make payments or redeem or repurchase capital stock;

•	amend constitutive documents of the Borrowers or the Guarantors;

•	make changes to certain accounting methods;

•	prepay, redeem, purchase or amend the terms certain indebtedness; and

•	engage in speculative transactions.
In addition, the Loan and Security Agreement contains certain financial covenants, including among other things, a minimum fixed charge coverage ratio (tested only if excess availability is less than an agreed threshold) and a limit on capital expenditures.
The Loan and Security Agreement also includes events of default that are customary for debt facilities of this type, although subject to significant threshold amounts and cure periods, including among other things, payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, and bankruptcy.
On February 22, 2010, the Company and two of its subsidiaries, Merix and Asia, executed supplemental indentures (the “Supplemental Indentures”) to the Indenture, dated as of November 24, 2009, among Viasystems, the other guarantors party thereto and Wilmington Trust FSB, as trustee, and as described in Viasystems’ Current Report on Form 8-K that was filed on December 2, 2009 and which is incorporated by reference into this Item 1.01 (the “Indenture”), which provided for the issuance of Viasystems’ 12.00% Senior Secured Notes due 2015 (the "Notes”). The Supplemental Indentures amended the Indenture to add the Company, Merix and Asia as guarantors of the Notes. Copies of the Supplemental Indentures are filed as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description of Exhibit

10.1	Loan and Security Agreement, dated as of February 16, 2010, by and among Viasystems Technologies Corp., L.L.C. and Merix Corporation, as borrowers, and Viasystems, Inc., Viasystems International, Inc. and Merix Asia, Inc., as guarantors, the lenders and issuing bank from time to time party thereto, Wachovia Capital Finance Corporation (New England), as administrative agent, and Wells Fargo Capital Finance, LLC, as sole lead arranger, manager and bookrunner.

10.2	First Supplemental Indenture, dated as of February 22, 2010, by and among Merix Corporation, Merix Asia, Inc., Viasystems, Inc., the other guarantors as defined in the indenture (the “Indenture”) dated as of November 24, 2009 providing for the issuance of Viasystems, Inc.’s 12.00% Senior Secured Notes due 2015, and Wilmington Trust FSB, as trustee under the Indenture.

10.3	Second Supplemental Indenture, dated as of February 22, 2010, by and among Viasystems Group, Inc., Viasystems, Inc., the other guarantors as defined in the Indenture, and Wilmington Trust, FSB, as trustee under the Indenture.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASYSTEMS GROUP, INC.
Date: February 22, 2010	By:	/s/ Gerald G. Sax
		Name:	Gerald G. Sax
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

10.1	Loan and Security Agreement, dated as of February 16, 2010, by and among Viasystems Technologies Corp., L.L.C. and Merix Corporation, as borrowers, and Viasystems, Inc., Viasystems International, Inc. and Merix Asia, Inc., as guarantors, the lenders and issuing bank from time to time party thereto, Wachovia Capital Finance Corporation (New England), as administrative agent, and Wells Fargo Capital Finance, LLC, as sole lead arranger, manager and bookrunner.

10.2	First Supplemental Indenture, dated as of February 22, 2010, by and among Merix Corporation, Merix Asia, Inc., Viasystems, Inc., the other guarantors as defined in the indenture (the "Indenture”) dated as of November 24, 2009 providing for the issuance of Viasystems, Inc.’s 12.00% Senior Secured Notes due 2015, and Wilmington Trust FSB, as trustee under the Indenture.

10.3	Second Supplemental Indenture, dated as of February 22, 2010, by and among Viasystems Group, Inc., Viasystems, Inc., the other guarantors as defined in the Indenture, and Wilmington Trust, FSB, as trustee under the Indenture.